Exhibit 99.1

LEGACYTEXAS GROUP, INC.

5000 LEGACY DRIVE

PLANO, TEXAS 75024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [                    ], and each of them, with power of substitution to each, to be the attorneys and proxies of the undersigned at the Special Meeting of Shareholders of LegacyTexas Group, Inc. (“LegacyTexas”), to be held at [                    ], on [            ], 2014, at [        ] p.m. (local time), and any adjournment(s) or postponement(s) thereof, and to represent and vote, as designated below, all of the shares of common stock of LegacyTexas held of record by the undersigned on [            ], 2014, granting unto such attorneys and proxies, and to each of them and to their substitutes, full power and authority to act for and in the name of the undersigned at such meeting and all adjournment(s) or postponement(s) thereof, if any, as follows:

1. A proposal to approve the Agreement and Plan of Merger, dated as of November 25, 2013, by and between ViewPoint Financial Group, Inc. (“ViewPoint”), and LegacyTexas, as it may be amended from time to time, pursuant to which LegacyTexas will merge with and into ViewPoint with ViewPoint as the surviving company (the “merger agreement”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Any proposal of the LegacyTexas board of directors to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE AND THIS PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS DESCRIBED ABOVE. IN THEIR DISCRETION, THE PROXIES NAMED ABOVE ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned also acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement for the Special Meeting of the Shareholders, dated as of [            ], 2014.

Please sign exactly as the name appears below. When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY PROMPTLY.	Signature
DATE: , 2014
Signature if held jointly